October 6, 2008

Mount Rosier Estate (Pty) Ltd.
Farm 25 A-Sir Lowry’s Pass Village
Somerset West, 7129
South Africa

To the Board of Directors of Atlantic Wine Agencies, Inc:

This will serve as my resignation from the Board of Directors of Atlantic Wine Agencies, Inc.  This letter also serves as my resignation as President, Chief Executive Officer and Chief Financial Officer of Atlantic Wine Agencies and from any other positions that I hold with Atlantic Wine Agencies.

Sincerely,

_/s/ Adam Maurberger______________________

Adam Mauerberger